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                                                                   EXHIBIT 4.19

                                                                 7/7/95 - DRAFT

                                    AGREEMENT

                 THIS AGREEMENT, made as of the    day of July, 1995, by and
between KOPPEL STEEL CORPORATION, a Pennsylvania corporation ("Koppel"), THE COMMONWEALTH OF PENNSYLVANIA, acting by and through its DEPARTMENT OF COMMERCE, having its principal place of business in Harrisburg, Pennsylvania (the "Department"), and THE HUNTINGTON NATIONAL BANK, a national banking association, as trustee (in such capacity, the "Trustee") under the Indenture (defined below) and as collateral agent (in such capacity, the "Collateral Agent") under certain of the Security Documents (as defined in the Indenture) (The Huntington National Bank, in its capacities as Trustee and Collateral Agent, referred to herein as the "Trustee").

                              W I T N E S S E T H :

                 WHEREAS, Koppel and the Department have previously entered into a Loan Agreement dated as of January 21, 1992 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which the Department made a loan to Koppel in the original principal amount of $4,000,000 (the "Department Loan");

                 WHEREAS, Koppel secured its obligations to the Department by executing and delivering to the Department, among other items, a certain Mortgage dated as of February 13, 1992 (as amended, supplemented or otherwise modified from time to time, the "Department Mortgage") and recorded at Book 1200, Page 102 in the Office of the Recorder of Deeds of Beaver County, Pennsylvania, which Department Mortgage affects certain of Koppel's real property described in Exhibit A attached hereto and incorporated herein by reference (the "Department Premises");

                 WHEREAS, Section 6 of the Department Mortgage contains a covenant by Koppel to provide utility and other services to the Department Premises under certain conditions as more fully described in the Department Mortgage;

                 WHEREAS, pursuant to the terms of the Department Mortgage, Koppel granted the Department an easement to and over certain real property of Koppel described in Exhibit B attached hereto and incorporated herein by reference (the "Residual Parcel") for purposes of inspection, maintenance, operation and use of certain "Infrastructure Facilities" located on the Residual Parcel;

                 WHEREAS, Koppel and the Department also entered into a Memorandum of Easement and Covenant dated February 13, 1992 with respect to the above-referenced easement and covenant as well as an access easement over a portion of the Surrounding Premises (as


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defined herein), which Memorandum of Easement and Covenant was recorded in Book
1474, Page 053 of said public records;

                 WHEREAS, Koppel's parent, NS Group, Inc. ("NS Group"), is
issuing $         in Senior Secured Notes (the "Secured Notes") under an inden-
ture dated as of July   , 1995, between NS Group and The Huntington National
Bank, a national banking association duly organized and existing under the laws of the United States, as trustee (as amended, supplemented or modified from time to time, the "Indenture");

                 WHEREAS, in connection with the issuance of the Secured Notes, Koppel is required to execute and deliver to the Trustee a certain Subsidiary
Guaranty, dated as of July   , 1995 (as amended, supplemented or otherwise
modified from time to time, the "Guaranty"), which Guaranty is secured by, among other items, that certain Mortgage, Assignment of Rents and Leases between
Koppel and the Trustee dated as of July   , 1995 (as amended, supplemented or
otherwise modified from time to time, the "Subsidiary Mortgage") pursuant to which Subsidiary Mortgage, Koppel is granting liens on a portion of Koppel's real property (including a portion of the Residual Parcel but specifically excluding the Department Premises) as described on Exhibit C attached hereto and incorporated herein by reference (the "Surrounding Premises");

                 WHEREAS, in connection with the issuance of the Secured Notes, Koppel is required to execute and deliver to NS Group a certain Intercompany
Note in the amount of $        , dated as of July   , 1995 (the "Intercompany
Note"), which Intercompany Note is secured by, among other items, that certain Junior Mortgage, Assignment of Rents and Leases between Koppel and NS Group
dated as of July    , 1995 (as amended, supplemented or otherwise modified from time to time, the "ICN Mortgage") pursuant to which ICN Mortgage, Koppel is granting liens on the Surrounding Property;

                 WHEREAS, NS Group is assigning its interest in the Intercompany Note and the ICN Mortgage, among other items, to the Trustee for the benefit of the noteholders under the Indenture and any subsequent holder of the Secured Notes issued thereunder (collectively, the "Noteholders") as security for its obligations under the Indenture and the Secured Notes;

                 WHEREAS, the Department has requested that the Trustee consent to the provisions of Section 6 of the Department Mortgage; and

                 WHEREAS, the Department, the Trustee and Koppel wish to set forth their agreement with respect to access to Infrastructure Facilities located on the Department Premises;

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                 NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                 1. The Trustee hereby consents to the provisions of Section 6 of the Department Mortgage (pertaining to utilities and services) as in effect on the date hereof.

                 2. The Trustee, for itself and its successors and assigns and successors in interest in and to the Surrounding Premises, hereby agrees for the benefit of Koppel and the Department and their respective successors and assigns and successors in interest in and to the Department Premises (all of such parties herein, individually and collectively, a "Department Premises Benefited Party") that if at any time hereafter the Trustee or its successors and assigns shall have entered into possession of the Surrounding Premises (by foreclosure, by self-help repossession, by deed in lieu of foreclosure, by confession of judgment, by legal judgment or other judicial action or otherwise) pursuant to the terms of the Subsidiary Mortgage or the ICN Mortgage, the Trustee or such successors and assigns shall permit the Department Premises Benefited Party to enter into the Surrounding Premises at any reasonable time or times for the purpose of (i) repairing, maintaining, replacing, inspecting or using "Infrastructure Facilities" (as that term is hereinafter defined) which are located on or under the Surrounding Premises and which are used in connection with the provision of utilities or like services (including, without limitation, electricity, natural gas, other industrial gases, water, telephone, telex, alarm and data transmission service, fire stand pipes and sprinklers, steam, compressed air, hydraulics, sewerage, waste water treatment and electric arc furnished dust pelletization) to the Department Premises, (ii) repairing, replacing or restoring any walls or columns, if any, which are common to the Department Premises and the Surrounding Premises, (iii) obtaining access from one portion of the Department Premises to other portions thereof, and (iv) obtaining ingress to and egress from the Department Premises. This covenant shall be construed as a covenant running with the land, binding upon the Trustee and its successors and assigns and successors in interest in and to the Surrounding Premises.

                 3. Koppel, for itself and its successors and assigns and successors in interest in and to the Department Premises, hereby agrees for the benefit of the Trustee and its successors and assigns and successors in interest in and to the Surrounding Premises (all of such parties herein, individually and collectively, a "Trustee Benefited Party") that so long as Koppel or such successors and assigns has possession of the Department Premises, Koppel or such successors and assigns shall permit the Trustee Benefited Party to enter into the Department Premises at any reasonable time or times for the purpose of (i) repairing,

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maintaining, replacing, inspecting or using "Infrastructure Facilities" (as that term is hereinafter defined) which are located on or under the Department Premises and which are used in connection with the provision of utilities or like services (including, without limitation, electricity, natural gas, other industrial gases, water, telephone, telex, alarm and data transmission service, fire stand pipes and sprinklers, steam, compressed air, hydraulics, sewerage, waste water treatment and electric arc furnished dust pelletization) to the Surrounding Premises, (ii) repairing, replacing or restoring any walls or columns which are common to the Department Premises and the Surrounding
Premises, and (iii) obtaining access from one portion of the Surrounding
Premises to other portions thereof. This covenant shall be construed as a covenant running with the land, binding upon Koppel and its successors and assigns and successors in interest in and to the Department Premises.

                 4. The Department, for itself and its successors and assigns and successors in interest in and to the Department Premises, hereby agrees for the benefit of Koppel and the Trustee and their respective successors and assigns and successors in interest in and to the Surrounding Premises (all of such parties herein, individually and collectively, a "Surrounding Premises Benefited Party") that if at any time hereafter the Department or its successors and assigns shall have entered into possession of the Department Premises (by foreclosure, by self-help repossession, by deed in lieu of foreclosure, by confession of judgment, by legal judgment or other judicial action or otherwise) pursuant to the terms of the Department Mortgage, the Department or such successors and assigns shall permit the Surrounding Premises Benefited Party to enter into the Department Premises at any reasonable time or times for the purpose of (i) repairing, maintaining, replacing, inspecting or using "Infrastructure Facilities" (as that term is hereinafter defined) which are located on or under the Department Premises and which are used in connection with the provision of utilities or like services (including, without limitation, electricity, natural gas, other industrial gases, water, telephone, telex, alarm and data transmission service, fire stand pipes and sprinklers, steam, compressed air, hydraulics, sewerage, waste water treatment and electric arc furnished dust pelletization) to the Surrounding Premises, (ii) repairing, replacing or restoring any walls or columns which are common to the Department Premises and the Surrounding Premises, and (iii) obtaining access from one portion of the Surrounding Premises to other portions thereof. This covenant shall be construed as a covenant running with the land, binding upon the Department and its successors and assigns and successors in interest in and to the Department Premises.

                 For purposes hereof, "Infrastructure Facilities" shall include those facilities which are used in the provision of utilities and like services, including, without limitation,

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electric lines, transformers, substations, switching facilities, gas meters, gas cylinders, gas lines, compressors, valves, water meters, water lines and other water facilities, stand pipe and sprinkler systems, including pumps, valves and related hardware, telephone, telex, computer, alarm and data transmission lines and facilities, hydraulic pumps, lines and related facilities, sewers, waste water treatment plants and related facilities and other pollution control facilities, including, without limitation, pelletizers for electric arc furnace dust.

                 5. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Trustee, the Department and Koppel.

                 6. THE PARTIES HERETO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.

                 7. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

                 8. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAWS OF CONFLICTS) OF THE COMMONWEALTH OF PENNSYLVANIA.

                 9. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                 IN WITNESS WHEREOF, this Agreement has been signed and sealed by the undersigned duly authorized signatories of the parties hereto as of the date and year first above written.

                                       KOPPEL STEEL CORPORATION

                                       By: ______________________________
                                           Name:
                                           Title:

                                       THE COMMONWEALTH OF PENNSYLVANIA,
                                       acting by and through its
                                       DEPARTMENT OF COMMERCE

                                       By: ______________________________
                                           Name:
                                           Title:

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                                       THE HUNTINGTON NATIONAL BANK, as
                                       trustee

                                       By: ______________________________
                                           Name:
                                           Title:

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STATE OF _____________________:
                              :        SS.
COUNTY OF ____________________:

                 On this, the _________ day of___________, 1995, before me, a notary public, personally appeared ___________________________ who acknowledged himself to be the _________________of the Department of Commerce of the Commonwealth of Pennsylvania, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the Commonwealth of Pennsylvania acting by and through its Department of Commerce by himself as such officer.

                 IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year aforesaid.

                                           ______________________________
                                           Notary Public

My Commission Expires:                     [NOTARIAL SEAL]

                                        7


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STATE OF _____________________:
                              :        SS.
COUNTY OF ____________________:

                 On this, the _____ day of ______________, 1995, before me, a notary public, personally appeared_________________ who acknowledged himself to be a________________________ of Koppel Steel Corporation, a Pennsylvania corporation, and that he being authorized to do so as such______________, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

                 IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year aforesaid.

                                           ______________________________
                                           Notary Public

My Commission Expires:                     [NOTARIAL SEAL]

                                        8


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STATE OF _____________________:
                              :        SS.
COUNTY OF ____________________:

                 On this, the _____ day of ______________, 1995, before me, a notary public, personally appeared______________________ who acknowledged himself to be a_________________ of The Huntington National Bank, a national banking association, and that he being authorized to do so as such______________, executed the foregoing instrument for the purposes therein contained, by signing the name of such national banking association by himself as such officer.

                 IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year aforesaid.

                                           ______________________________
                                           Notary Public

My Commission Expires:                     [NOTARIAL SEAL]

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                                    EXHIBIT A

                   [LEGAL DESCRIPTION OF DEPARTMENT PREMISES]

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                                    EXHIBIT B

                     [LEGAL DESCRIPTION OF RESIDUAL PARCEL]

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                                    EXHIBIT C

                 [LEGAL DESCRIPTION OF NOTEHOLDERS' COLLATERAL]

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